SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 15, 2009

SIMMONS COMPANY

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

333-124138	20-0646221

(Commission File Number)	(I.R.S. Employer Identification No.)

One Concourse Parkway, Suite 800
Atlanta, Georgia	30328-6188

(Address of Principal Executive Offices)	(Zip Code)

770-512-7700
(Registrant’s Telephone Number, Including Area Code)

NA
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

Simmons Company’s subsidiary, Simmons Bedding Company, did not make the scheduled payment of interest due on July 15, 2009 on its $200.0 million 7.875% senior subordinated notes (“Notes”).  Under the terms of Simmons Bedding’s existing forbearance agreement with the majority of the outstanding holders of the Notes, the holders of a majority of the Notes have agreed to refrain from exercising their rights and remedies under the Notes with respect to such non-payment of interest.  Simmons announced on June 30, 2009 that it had reached agreements with the majorities of both its senior bank lenders and holders of its $200.0 million 7.875% senior subordinated notes as required to extend the forbearance periods from June 30, 2009 to August 14, 2009.  The extension under the senior bank lenders agreement is subject to meeting certain conditions on or before July 31, 2009.

A copy of the press release announcing an update on interest payments is attached as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

99.1           Press release dated July 16, 2009

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, Simmons Company has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

SIMMONS COMPANY

By:	/s/ William S. Creekmuir
William S. Creekmuir
Executive Vice President and Chief Financial Officer

Date:	July 16, 2009